             EXHIBIT 1 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                            For The Years Ended December 31
                                                            -------------------------------
Primary Earnings Per Share                               1995              1994            1993
------------------------------------------------------------------------------------------------------
Computation Required by Regulation S-K
  and for Statement of Income (Note 1):

Net income..........................................   $12,493,455        $2,255,497       $12,993,248

Weighted average number of common and
  common equivalent shares outstanding:
  Common shares.....................................     4,402,590         4,431,501         4,491,248
  Dilutive effect of stock option shares (Note 2)...        15,111            24,936            34,913
                                                      -------------------------------------------------
  Total common and
    common equivalent shares........................     4,417,701         4,456,437         4,526,161

Earnings per share - primary........................   $      2.83        $     0.51       $      2.87
                                                      -------------------------------------------------
                                                      -------------------------------------------------


                                                            For The Years Ended December 31
                                                            -------------------------------
Fully Diluted Earnings Per Share                         1995              1994            1993
-------------------------------------------------------------------------------------------------------
Computation Required by Regulation S-K
  and for Statement of Income (Note 1):

Net income..........................................   $12,493,455        $2,255,497       $12,993,248

Weighted average number of common and
  common equivalent shares outstanding:
  Common shares.....................................     4,402,590         4,431,501         4,491,248
  Dilutive effect of stock option shares (Note 2)...        16,416            28,098            37,050
                                                      -------------------------------------------------
  Total common and
    common equivalent shares........................     4,419,006         4,459,599         4,528,298

Earnings per share - fully diluted..................   $      2.83        $     0.51       $      2.87
                                                      -------------------------------------------------
                                                      -------------------------------------------------



  Note 1: See the Consolidated Statements of Income for Earnings per share computations on page 5 of the Corporation's 1995 Annual Report to Stockholders contained herein as Exhibit 2.

  Note 2: The dilutive effect of common share equivalents was determined by the treasury stock method.